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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, related to the Stock Purchase Warrant Agreements of Premiere Technologies, Inc. and Subsidiary, of our report dated February 1, 1996 on the financial statements of Premiere Technologies, Inc. and Subsidiary included in Premiere Technologies, Inc.'s form of Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 on March 6, 1996 for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



/s/  ARTHUR ANDERSEN LLP


Atlanta, Georgia
August 30, 1996